UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
□	Definitive information statement

START SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

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START SCIENTIFIC, INC.

521 W. Wilshire Blvd., Suite 101

Oklahoma City, OK 73116

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Start Scientific, Inc. a Delaware corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Certificate of Incorporation (“Restatement”) to increase the number of authorized shares of our common and preferred stock. The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, and outstanding Series A Preferred Stock, as well as our board of directors, by written consent on January 7, 2016. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof. We have also attached a copy of the Restatement to this Information Statement for your reference.

The Restatement was effected as of January 7, 2016, but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Restatement will be on or about January 27, 2016.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these two matters. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 228 of the Delaware General Corporation Law (“DGCL”) which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on January 7, 2016 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	323,788,218 shares of common stock; and

(ii)	100 shares of Series A Preferred Stock which are not convertible into common stock but collectively hold 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

RESTATEMENT OF CERTIFICATE OF INCORPORATION

We are amending and restating our Certificate of Incorporation in its entirety to make the following changes:

Increase in Authorized Shares of Common Stock. We are increasing the number of our authorized shares of common stock from 500,000,000 to 5,000,000,000 shares. The Company currently does not have any authorized common stock that is not either reserved or issued and outstanding. The Company’s Board of Directors may issue shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees with the increase in authorized common stock.

Increase in Preferred Voting Rights. We are increasing the voting rights applicable to each share of Preferred Stock from ten million (10,000,000) to one hundred million (100,000,000). The increase in voting rights of the Company's preferred stock is an anti-takeover measure. As the company issues more shares, the Company's Board of Directors believe it is necessary to increase the voting rights of the preferred shareholder.

Decrease the Par Value. We are decreasing the par value of the Common and Preferred Stock from $0.0001 to $0.00001. The purpose of the decrease in par value of the Company is to take into account the share value of the stock and allow creditors to convert debt without converting below par value.

The Company’s authorized Preferred Stock will remain unchanged at 100 shares which are all currently issued and outstanding at this time to our former Chairman and Chief Executive Officer Norris R. Harris.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by the amended Certificate of Incorporation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

The Company’s Certificate of Incorporation provides that the Board of Directors may issue up to the amount so authorized, certain shares of “blank check” Preferred Stock, and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series. The Preferred Stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of the Company, thereby protecting the continuity of the Company’s management. We have no plans or proposals to adopt other provision or enter into other arrangements that may have material anti-takeover consequences.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of January 7, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 521 W. Wilshire Blvd., Suite 101, Oklahoma City, OK 73116. As of January 7, 2016, we had 323,788,218 shares of common stock outstanding and 100 shares of preferred stock outstanding. While each of our shares of common stock holds one vote, each share of our preferred stock holds ten million (10,000,000) votes. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Jim Frazier(3)	0	-	-	0	*
S. Arne D. Greaves(4)	0	-	-	0	*
Norris R. Harris (5)	100,000,000	-	-	100,000,000	*
Standard Energy Holdings,LLC (6)	100,000,000	-	-	100,000,000	*
All current directors and executive officers as a group (2 persons)	0	-	-	0	*

____________________

*	Indicates less than one percent.

(1)	The calculation of total beneficial ownership for each person in the table above is based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.
(2)	Based on 323,788,218 shares of our common stock, par value $0.0001 per share, outstanding as of January 7, 2016. Excludes voting rights applicable to shares of our preferred stock. See footnotes (3) and (4) for a discussion of the percentage of outstanding voting rights beneficially held when taking into account our shares of preferred stock.
(3)	Chairman and Chief Executive Officer of the Company.
(4)	Director of the Company.
(5)	Controlling shareholder of the Company. Former Chairman and Chief Executive Officer of the Company. In addition to the shares of common stock shown above, Mr. Harris also holds 100 shares of our preferred stock which collectively hold 1,000,000,000 votes. If the votes of the preferred stock are taken into account, Mr. Harris would beneficially hold 83.09% of the voting securities of the Company.
(6)	A company owned and controlled by Norris R. Harris, the controlling shareholder of the Company, and a former Chairman and Chief Executive Officer of the Company.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Restatement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 521 W. Wilshire Blvd., Suite 101, Oklahoma City, OK 73116, or by calling us at (210) 758-5898. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF START SCIENTIFIC, INC.

/s/ Jim Frazier

Jim Frazier

Chief Executive Officer

February 2, 2016